UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2016

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 609-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 3, 2016, HWC Wire & Cable Company (the “Buyer’), a subsidiary of Houston Wire & Cable Company (the “Company”), entered into a Stock Purchase Agreement, dated as of October 3, 2016 (the “Purchase Agreement”), between Buyer and DXP Enterprises, Inc. (“DXP”). Pursuant to the Purchase Agreement, the Buyer acquired all the issued and outstanding shares of common stock of Vertex Corporate Holdings, Inc. and its subsidiaries (“Vertex”) from DXP (the “Acquisition”). The Company is guaranteeing the obligations of the Buyer under the Purchase Agreement. Vertex is engaged in the wholesale distribution of industrial fasteners.

The purchase price for the Acquisition consisted of $32.3 million in cash and is subject to a post-closing adjustment based on the net working capital of Vertex as of the closing date.  The Buyer financed the payment of the purchase price through borrowings under its revolving credit facility with Bank of America, N.A., as agent and lender.

In connection with the Acquisition, the Buyer, the Company, and Vertex entered into a First Amendment to the Fourth Amended and Restated Loan and Security Agreement (the “Loan Agreement Amendment”) amending the existing revolving credit facility (the “Existing Credit Facility”). The Loan Agreement Amendment adds Vertex as borrower (and lien grantor) and provides the terms for inclusion of Vertex’s eligible accounts and eligible inventory in the borrowing base for the Existing Credit Facility. The Existing Credit Facility was expanded to include incremental availability on eligible accounts receivable and inventory up to $5 million, which availability will amortize over two and a half years. Total borrowing capacity will remain at $100 million.

The foregoing summary of certain terms of the Purchase Agreement and the Loan Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement and the Loan Agreement Amendment, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this report and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 3, 2016, the Acquisition was consummated. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

On October 3, 2016, the Company issued a press release announcing the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Information included in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Pursuant to Item 9.01(a)(4) of Form 8-K, the Company will file by amendment the financial statements required by Item 9.01(a) not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company will file by amendment the financial information required by Item 9.01(b) not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement between HWC Wire & Cable Company and DXP Enterprises, Inc., dated as of October 3, 2016
10.1

First Amendment, dated as of October 3, 2016, to the Fourth Amended and Restated Loan and Security Agreement, dated as of October 1, 2015, among HWC Wire & Cable Company, Vertex Corporate Holdings, Inc., Vertex-PFI, Inc., and PFI, LLC, as borrowers, Houston Wire & Cable Company, as guarantor, the lenders named therein and Bank of America, N.A., as agent

99.1	Press Release, dated October 3, 2016, announcing the Acquisition.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016		HOUSTON WIRE & CABLE COMPANY

	By:	/s/ Nicol G. Graham
		Name:	Nicol G. Graham
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement between HWC Wire & Cable Company and DXP Enterprises, Inc., dated as of October 3, 2016
10.1

First Amendment, dated as of October 3, 2016, to the Fourth Amended and Restated Loan and Security Agreement, dated as of October 1, 2015, among HWC Wire & Cable Company, Vertex Corporate Holdings, Inc., Vertex-PFI, Inc., and PFI, LLC, as borrowers, Houston Wire & Cable Company, as guarantor, the lenders named therein and Bank of America, N.A., as agent

99.1	Press Release, dated October 3, 2016, announcing the Acquisition.